UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Andrea Electronics Corporation

(Name of Registrant as Specified in Its Charter)

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October 18, 2006

Dear Stockholders:

You are cordially invited to attend the 2006 annual meeting of stockholders of Andrea Electronics Corporation (the “Company”) which will be held on Thursday November 16, 2006 at 2:00 p.m. local time, at the La Quinta Inn & Suites Islip/MacArthur Airport, 10 Aero Road, Bohemia, New York.

The attached notice of annual meeting and the proxy statement describe the business to be transacted at the annual meeting. Directors and officers of the Company as well as a representative of Marcum & Kliegman LLP, the Company’s independent auditors, will be present at the annual meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the outstanding common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business at the annual meeting.

On behalf of the Board of Directors and all of the employees of the Company, I thank you for your continued interest and support.

Sincerely yours,

/s/ Douglas J. Andrea
Douglas J. Andrea
Chairman of the Board, President,
Chief Executive Officer and Corporate Secretary

ANDREA ELECTRONICS CORPORATION

65 Orville Drive

Bohemia, New York 11716

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, NOVEMBER 16, 2006

On Thursday, November 16, 2006, Andrea Electronics Corporation will hold its annual meeting of shareholders at La Quinta Inn & Suites Islip/MacArthur Airport, 10 Aero Road, Bohemia, New York. The meeting will begin at 2:00 p.m., local time. At the meeting, shareholders will consider and act on the following:

1.	The election of five directors to hold office until the next annual meeting of shareholders;

2.	The approval of the Andrea Electronics Corporation 2006 Equity Compensation Plan;

3.	The ratification of the selection of Marcum & Kliegman LLP as the Company’s independent accountants for the year ending December 31, 2006;

4.	Such other business as may properly come before the meeting.

Note: As of the date of this notice, the board of directors is not aware of any other business to come before the meeting.

Only shareholders of record as the close of business on October 4, 2006 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Douglas J. Andrea
Douglas J. Andrea
Chairman of the Board, President,
Chief Executive Officer and Corporate Secretary

Bohemia, New York

October 18, 2006

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

ANDREA ELECTRONICS CORPORATION

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Andrea Electronics Corporation (“Andrea Electronics” or the “Company”) to be used at the 2006 annual meeting of shareholders of the Company. The annual meeting will be held at the La Quinta Inn & Suites Islip/MacArthur Airport, 10 Aero Road, Bohemia, New York on Thursday, November 16, 2006 at 2:00 p.m., local time. This proxy statement and the enclosed proxy card are being first mailed on or about October 18, 2006 to shareholders of record.

General Information about Voting

Who Can Vote at the Meeting

You are entitled to vote your Company common stock only if the records of the Company show that you held your shares as of the close of business on October 4, 2006. As of the close of business on October 4, 2006, a total of 58,512,333 shares of Andrea Electronics common stock were outstanding. Each share of common stock has one vote.

Attending the Meeting

If you are a beneficial owner of Company common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

The annual meeting will be held only if there is a quorum present. A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Directors must be elected by a plurality of the votes cast by holders of common stock at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the election of directors. The affirmative vote of a majority of the votes cast by holders of common stock is required to approve: (i) the Andrea Electronics Corporation 2006 Equity Compensation Plan; and (ii) the appointment of Marcum & Kliegman LLP as independent auditors. Abstentions and broker non-votes will have no effect on these proposals.

Voting by Proxy

The board of directors of the Company is sending you this proxy statement for the purpose of requesting that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees for director, “FOR” the approval of the Andrea Electronics Corporation 2006 Equity Compensation Plan; and “FOR” ratification of Marcum & Kliegman LLP as independent auditors.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your Company common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

Corporate Governance

General

Andrea Electronics periodically reviews its corporate governance policies and procedures to ensure that Andrea Electronics meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern Andrea Electronics’ operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for Andrea Electronics.

Corporate Governance Policy

Andrea Electronics has adopted a corporate governance policy to govern certain activities, including:

(1)	the duties and responsibilities of the Board of Directors and each director;

(2)	the composition and operation of the Board of Directors;

(3)	the establishment and operation of Board committees;

(4)	convening executive sessions of independent directors;

(5)	succession planning;

(6)	the Board of Directors’ interaction with management and third parties; and

(7)	the evaluation of the performance of the Board of Directors and of the chief executive officer.

Code of Business Ethics and Conduct

Andrea Electronics has adopted a Code of Business Ethics and Conduct that is designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Business Ethics and Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Business Ethics and Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

As a mechanism to encourage compliance with the Code of Business Ethics and Conduct, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Business Ethics and Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

Meetings of the Board of Directors

The Company conducts business through meetings and activities of its Board of Directors and their committees. During the year ended December 31, 2005, the Board of Directors of the Company held 5 regular meetings. No incumbent director attended fewer than 75% of the total meetings of the Board of Directors and the committees on which he served during the year ended December 31, 2005. Independent directors each receive an annual retainer of $5,000 in the form of Company common stock and are paid $500 for attendance at Board meetings and $250 for attendance at committee meetings. The Chairperson of each committee receives stock options equivalent to $2,000 (based on the close of Andrea’s stock price on the date of the Annual Meeting for his or her past year’s service. These stock option grants will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant, a 6-month vesting period and a term of 10 years.

Directors’ Compensation

Annual Retainer and Meeting Fees for Non-Employee Directors. The following tables set forth the applicable retainers and fees that will bepaid to non-employee directors for their service on the Board of Directors of the Company during 2006. Employee directors do not receive any retainers or fees for their services on the Boards of Directors.

Annual Retainer	$5,000 (paid in the form of common stock)
Fee per Board Meeting (Regular or Special)	$500
Fee per Committee Meeting	$250
Additional Annual Retainer for the Chairperson of the Audit, Compensation and Nomination and Governance Committees	$2,500 (paid in the form of stock options) (1)

(1)	Stock option grants will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant, a six-month vesting period and a term of 10 years.

Non-Employee Director Compensation. The following table sets forth the total cash and equity compensation paid to our non-employee directors for their service on the Board of Directors of the Company during 2005.

Director	Cash	Stock Awards (1)	Stock Option Awards (2)
Gary A Jones	$3,500	$5,000	—
Louis Libin	$2,750	$5,000	40,000
Joseph J. Migliozzi	$3,750	$5,000	40,000
Jonathan D. Spaet	$3,750	$5,000	—

(1)	The dollar amount set forth above represents the market value of the grant of 100,000 shares on the date of grant (November 1, 2005).
(2)	All stock options have an exercise price of $0.05, the fair market value of our common stock on the date of grant, which was November 1, 2005. All options vest six months after the date of grant.

Committees of the Board of Directors

Audit Committee. The Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee consists of Joseph J. Migliozzi (chairman), Gary A. Jones, Louis Libin and Jonathan D. Spaet. The Audit Committee meets with management and Company financial personnel, as well as with the Company’s independent accountants, to consider the adequacy of the internal controls of the Company and the objectivity of the Company’s financial reporting. The Audit Committee met 4 times during the fiscal year ended December 31, 2005. Each member of the Audit Committee is independent in accordance with the listing standards of the American Stock Exchange. The Board of Directors has determined that Joseph J. Migliozzi is an audit committee financial expert under the rules of the Securities and Exchange Commission. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which was included as Appendix A to the 2004 proxy statement. The report of the audit committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Proposal 3–Ratification of Independent Auditors–Report of the Audit Committee.”

Compensation Committee. The Compensation Committee consists of Jonathan D. Spaet (chairman), Gary A. Jones, Louis Libin and Joseph J. Migliozzi. The Compensation Committee administers the Company’s stock option plans and makes recommendations to the Board of Directors with respect to the compensation of management. The Compensation Committee did not meet during the fiscal year ended December 31, 2005. Each member of the Compensation Committee is independent under the listing standards of the American Stock Exchange.

Nomination and Governance Committee. The Nomination and Governance Committee consists of Mr. Jones (chairman), Louis Libin, Joseph J. Migliozzi and Jonathan D. Spaet and takes a leadership role in shaping Andrea Electronics’ governance policies and practices, including recommending to the Board of Directors the corporate governance policies and guidelines applicable to Andrea Electronics and monitoring compliance with these policies and guidelines. In addition, the Nomination and Governance Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. This committee also leads the Board in its annual review of the Board’s performance and recommends to the Board director candidates for each committee for appointment by the Board. The Nomination and Governance Committee met once to select Board of Directors’ nominees for election as directors at this annual meeting. Each member of the Nomination and Governance Committee is independent in accordance with the listing standards of the American Stock. The Nomination and Governance Committee acts under a written charter adopted by the Board of Directors, a copy of which was included as Appendix B to the 2004 proxy statement. The procedures of the Nomination and Governance Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See “Nomination and Governance Committee Procedures.”

Attendance at the Annual Meeting. The Board of Directors encourages directors to attend the annual meeting of stockholders. All directors, except one, attended the 2005 annual meeting of stockholders.

Stock Ownership

The following table sets forth certain information as of October 4, 2006, with respect to the common stock ownership of (i) each director or nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table and (iii) all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Number of Shares Owned (excluding options)		Number of Shares that May Be Acquired Within 60 days by Exercising Options	Percent of Common Stock Outstanding(1)
Douglas J. Andrea	261,014	(2)	2,325,000	4.3%
Paul E. Donofrio (3)	—		650,000	1.1%
Gary A. Jones	157,037		145,000	*
Louis Libin	100,000		150,000	*
Joseph J. Migliozzi	139,412		175,000	*
Jonathan D. Spaet	139,412		110,000	*
Current directors and executive officers as a group (6 persons)	799,625		3,235,000	6.5%

*	Less than 1%
(1)	Percentages with respect to each person or group of persons have been calculated on the basis of 58,512,333 shares of Company common stock, plus the number of shares of Company common stock which such person or group of persons has the right to acquire within 60 days from October 4, 2006, by the exercise of options. The information concerning the shareholders is based upon information furnished to the Company by such shareholders. Except as otherwise indicated, all of the shares next to each identified person or group are owned of record and beneficially by such person or each person within such group and such persons have sole voting and investment power with respect thereto.
(2)	Includes 12,438 and 3,876 shares owned by Mr. Andrea’s spouse and Mr. Andrea’s daughter, respectively.
(3)	Former President and Chief Executive Officer. The number of shares owned is as of January 25, 2005, Mr. Donofrio’s date of termination.

The following table sets forth certain information as of October 4, 2006, with respect to the stock ownership of beneficial owners of more than 5% of the Company’s outstanding common:

Name and Address	Shares of Common Stock Owned		Common Stock Equivalents (1)		Percent of Common Stock and Common Stock Equivalents Outstanding (2)
Alpha Capital Aktiengesellschaft Pradafant 7, Furstentums 9490 Vaduz, Liechtenstein	—	(3)	5,312,153	(3)	8.3%

Nickolas W. Edwards 937 Pine Ave, Long Beach, CA 90813	3,138,000	(4)	—		5.4%

(1)	The issuance of shares of common stock upon conversion of the Series C Preferred Stock is limited to that amount which, after given effect to the conversion, would cause the holder not to beneficially own in excess of 4.99% or, together with other shares beneficially own during the 60 day period prior to such conversion, not to beneficially own in excess of 9.99% of the outstanding shares of common stock. The issuance of common stock upon conversion of the Series D Preferred Stock and the related warrants also are limited to that amount which, after given effect to the conversion, would cause the holder not to beneficially own an excess of 4.99% of then outstanding shares of our common stock, except that each holder has a right to terminate such limitation upon 61 days notice to us.
(2)	Percentages with respect to each person or group of persons have been calculated on the basis of 58,512,333 shares of Company common stock, plus the number of shares of Company common stock which such person or groups of persons has the right to acquire within 60 days of the conversion of Series C Preferred Stock and Series D Preferred Stock.
(3)	Current common stock ownership of Alpha Capital Aktiengesellschaft is not known as October 4, 2006. On February 16, 2005 Alpha Capital Aktiengesellschaft filed a Schedule 13G with the Securities and Exchange Commission disclosing stock ownership of 5,887,346. Based on Company records 5,312,153 of these shares are common stock equivalents from Series C Preferred Stock, Series D Preferred Stock and related warrants.
(4)	Based on information filed with the Securities and Exchange Commission in a Schedule 13G on September 7, 2005 by Nickolas W. Edwards.

Proposal 1 -

Election of Directors

The By-laws of the Company provide that the Board of Directors shall consist of not less than three and not more than ten directors as determined by the Board. The Board of Directors currently consists of five directors, and the Board has determined that the number of directors to be elected at the annual meeting shall be five. The persons listed below have been nominated by the Board for election as directors to serve until the next annual meeting of shareholders or until his respective successors have been elected and qualified.

Unless otherwise specified in the form of proxy, the proxies solicited by management will be voted “FOR” the election of these nominees.

The Board of Directors recommends that you vote “FOR” the election of these nominees.

In case any of these nominees become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

Board Nominees for Election as Directors

Information on director nominees of the Company follows (ages are as of December 31, 2005):

Douglas J. Andrea, age 43, has been President and Chief Executive Officer since January 2005, Chairman of the Board of Directors since November 2001, a Director of the Company since 1991 and Corporate Secretary since 2003. He was Co-Chairman and Co-Chief Executive Officer of the Company from November 1998 until August 2001. He served as Co-President of the Company from November 1992 to November 1998, as Vice President - Engineering of the Company from December 1991 to November 1992, and as Secretary of the Company from 1989 to January 1993.

Gary A. Jones, age 60, has been a Director of the Company since April 1996. He has served as President of Digital Technologies, Inc. since 1994 and was Chief Engineer at Allied Signal Ocean Systems from 1987 to 1994. From March 1998 to December 2000, Mr. Jones was the Managing Director of Andrea Digital Technologies, Inc, a wholly owned subsidiary of Andrea Electronics Corporation.

Louis Libin, age 47, has been a Director of the Company since February 2002. He is President of Broad Comm, Inc., a consulting group specializing in advanced television broadcast, interactive TV, Internet Protocol and wireless communications. Prior to his tenure at Broad Comm, Mr. Libin was Chief Technology Officer for NBC, and was responsible for all business and technical matters for satellite, wireless and communication issues for General Electric and NBC. Since 1989, Mr. Libin has represented the United States on satellite and transmission issues at the International Telecommunications Union (the ITU) in Geneva, Switzerland. Mr. Libin is a Senior Member of the Institute of Electrical and Electronic Engineers (IEEE), and is a member of the National Society of Professional Engineers.

Joseph J. Migliozzi, age 56, has been a Director of the Company since September 2003. He operates his own management consulting firm since 2001. From 1997 to 2001 Mr. Migliozzi was the Chief Operating and Financial Officer of Voyetra Turtle Beach. Prior to that, he served in various executive management positions in the electronics manufacturing industries, with both financial and operational responsibilities. Mr. Migliozzi is a Certified Public Accountant.

Jonathan D. Spaet, age 49, has been a Director of the Company since 2003. He is Vice-President of Advertising Sales for Time Warner Cable Nation Ad Sales since September 2004, overseeing advertising sales for Time Warner Cable markets around the country. Previously, he was Vice-President of Sales for Westwood One Radio Networks, managing ad sales one of the largest radio groups in the country. From 2002 to 2003, he was the Chief Operating Officer of MEP Media, a company that was starting a digital cable channel devoted to the music enthusiast. Prior to MEP, he was President of Ad Sales for USA Networks, supervising ad sales, marketing, research and operations for both USA and Sci-fi, two top-tier cable channels. Previously, he was President of Ad Sales for About.com. This followed 15 years at NBC, where Mr. Spaet’s career included a six-year position in NBC Cable and nine years in the NBC Television Stations Group.

Executive Compensation

The following table sets forth information for the last three fiscal years relating to compensation earned by each person who served as chief executive officer and the other executive officers who received salary and bonuses over $100,000 during the year ended December 31, 2005.

		Annual Compensation (1)				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus			Restricted Stock Awards		Stock Options (#)	All Other Compensation
Douglas J. Andrea, Chairman of the Board, Chief Executive Officer, and Corporate Secretary (2)	2005 2004 2003	$211,512 190,503 179,030	$	— — 50,000	(4) (4)	$	— — —	850,000 650,000 —	$	— — —
Paul E. Donofrio, Former Director, Former President and Chief Executive Officer (3)	2005 2004 2003	$13,513 192,449 73,723		$50,000 50,000 20,833		$	— — —	— 300,000 350,000		$80,000 — —	(5)

(1)	Does not include the aggregate amount of perquisites and other personal benefits, which was less than $50,000 or 10% of the total annual salary and bonus reported.
(2)	Effective January 2005, Douglas J. Andrea became Chief Executive Officer in addition to the Chairman of the Board and Corporate Secretary.
(3)	Mr. Donofrio’s employment terminated as President and Chief Executive Officer of the Company in January 2005. Mr. Donofrio joined the Company in August 2003.
(4)	In accordance with Amendment 1 of Mr. Andrea’s employment agreement, Mr. Andrea will not receive a $50,000 bonus for the periods ending December 31, 2005 and 2004, and instead be entitled to $100,000 bonus in the future in accordance with the terms of the Amendment.
(5)	Effective January 25, 2005, Mr. Donofrio was terminated without cause and resigned as a Director of the Company. In connection with his termination, the Company and Mr. Donofrio entered into a separation agreement and general release to resolve any obligations owed to Mr. Donofrio under his existing employment agreement and any other obligations of liabilities the Company may have to Mr. Donofrio. The separation agreement provided payments totaling $80,000 to Mr. Donofrio in the year ended December 31, 2005.

The following table summarizes for each of the executive officers named in the “Executive Compensation” table the number of shares covered by options granted during 2005.

Option Grants in Last Fiscal Year

Name	Number of securities underlying options granted (#)		Percentage of total options granted to employees in fiscal year	Exercise price ($/share)	Expiration Date
Douglas J. Andrea	250,000	(1)	10.4%	$0.04	8/4/15
	600,000	(2)	24.8%	$0.05	8/10/15
Paul E. Donofrio (3)	—		—	—	—

(1)	Options become exercisable six months following the date of grant which was August 4, 2005.
(2)	Options become exercisable three months following the date of grant which was August 10, 2005.
(3)	Former President and Chief Executive Officer.

The following table summarizes for each of the executive officers named in the “Summary Compensation” table the aggregate dollar value of in-the-money, unexercised options at December 31, 2005. None of the executive officers exercised any options during 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Name	Number of Securities Underlying Unexercised Options at Fiscal Year End – Exercisable/ Unexercisable	Value of Unexercisable In-the- Money Options at Fiscal Year End – Exercisable/ Unexercisable(1)
Douglas J. Andrea	2,075,000/250,000	$ —	/$ —
Paul E. Donofrio (2)	— / —	$ —	/$ —

(1)	Values were based on a closing trade price for Andrea’s Common Stock on December 31, 2005 of $0.04 per share. Options are in-the-money only if the market value of shares covered by options is greater than the exercise price.
(2)	Former President and Chief Executive Officer.

Employment Agreements

In June 2004, the Company entered into a one-year employment contract with the Chairman of the Board, Douglas J. Andrea, which automatically renewed for one additional one-year term and expired in June 2006. Pursuant to his employment agreement, Mr. Andrea currently received an annual base salary of $225,000 per annum, a minimum annual prorated bonus of $50,000 and an annual stock grant of 250,000 options. Mr. Andrea was also entitled to a change in control payment equal to one times his base salary with continuation of health and medical benefits for one year in the event of a change in control and subsequent termination of employment other than for cause. In accordance with Amendment 1 of Mr. Andrea’s employment agreement, Mr. Andrea will not receive a $50,000 bonus for the periods ending December 31, 2005 and 2004, and instead will be entitled to $100,000 bonus when the Company has positive cash flows and such payment would not cause the Company to receive a “have going concern” audit opinion language for the Company’s their financial statements, as determined by the Board of Directors in its sole discretion. This bonus may be payable in lump sum or over time as determined by the Board of Directors in its sole discretion and consistent with the intent of the Amendment 1.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and persons who beneficially own more than ten percent of the Company’s common stock to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of common stock in the Company. Officers, directors and greater-than-ten percent shareholders are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended, during the year ended December 31, 2005 and Forms 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 2005, and written representations provided to the Company from the individuals required to filed reports, the Company believes that each of the individuals required to file reports complied with applicable reporting requirements for transactions in the Company’s common stock during the year ended December 31, 2005, except for: two late reports on Form 4 with regard to a total of four transactions filed by Douglas J. Andrea; one late report on Form 4 with regard to one transaction filed by Corisa L. Guiffre; two late reports on Form 4 with regard to a total of two transactions filed by Gary A. Jones; two late reports on Form 4 with regard to a total of three transactions filed by Louis Libin; two late reports on Form 4 with regard to a total of three transactions filed by Joseph J. Migliozzi; and two late reports on Form 4 with regard to a total of two transactions filed by Jonathan D. Spaet.

Proposal 2 -

Proposed Action Regarding the 2006 Equity Compensation Plan

At the annual meeting, stockholders will be asked to approve the Andrea Electronics Corporation 2006 Equity Compensation Plan (the “2006 Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on October 10, 2006.

The Company believes that incentives and stock-based awards focus employees on the dual objectives of creating stockholder value and promoting the Company’s success, and that equity compensation plans like the 2006 Plan help to attract, retain and motivate valued employees and directors. The Board of Directors believes that the 2006 Plan will promote the interests of the Company and its stockholders and that it will give the Company flexibility to continue to provide incentives that are based on the attainment of corporate objectives and increases in stockholder value.

The Company currently maintains the 1998 Stock Plan (“1998 Plan”) and the 1991 Performance Equity Plan (“1991 Plan”). As of October 4, 2006, 1,401,653 shares were available for grant under the 1998 Plan and no shares were available for grant under the 1991 Plan. The Company’s ability to grant additional awards under the 1998 Plan will not terminate if stockholders approve the 2006 Plan and awards outstanding under the 1998 Plan and the 1991 Plan will continue in effect in accordance with their terms.

Summary Description of the 2006 Equity Compensation Plan

The principal terms of the 2006 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2006 Plan, which appears as Appendix A to this proxy statement.

Purposes of the 2006 Plan. The purposes of the 2006 Plan are to provide incentives and rewards to those employees, consultants and directors largely responsible for the success and growth of the Company and its affiliates, and to assist in attracting and retaining directors, executives, other key employees and consultants with experience and ability.

Administration. The Compensation Committee of the Board of Directors will administer the 2006 Plan. The Board of Directors or the Committee may also delegate some or all of its authority with respect to the 2006 Plan to certain officers of the Company to provide them with limited authority to grant awards to employees and consultants, provided that no officer may designate himself or herself as an award recipient. (The appropriate acting body, be it the Board, the Committee or an officer, is referred to in this proposal as the “Administrator.”)

The Administrator has broad authority under the 2006 Plan with respect to awards granted under the 2006 Plan, including, without limitation, the authority to:

•	select the individuals to receive awards under the 2006 Plan;

•	determine the type, number, vesting requirements and other features and conditions of individual awards;

•	interpret the 2006 Plan and award agreements issued with respect to individual awards.

Each award granted under the 2006 Plan will be evidenced by a written award agreement that sets forth the terms and conditions of each award and may include additional provisions and restrictions as determined by the Administrator.

Eligibility. Persons eligible to receive awards under the 2006 Plan include directors, officers, employees and consultants of the Company and its affiliates. All of the Company’s directors, officers, employees (including all of the named executive officers of the Company) and consultants are presently considered eligible for awards under the 2006 Plan.

Authorized Shares; Limits on Awards. The maximum number of shares of the Company’s common stock that may be delivered pursuant to awards under the 2006 Plan is equal to 10,000,000.

To the extent that an award is settled in cash or a form other than shares of common stock, the shares that would have been delivered had there been no cash or other settlement will not be counted against the shares available for issuance under the 2006 Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award will be counted against the share limits of the plan. Shares that are subject to or underlie awards that expire for any reason or are cancelled, terminated or forfeited, fail to vest, or for any other reason are not paid or delivered under the 2006 Plan will again be available for subsequent awards under the 2006 Plan.

Types of Awards. The 2006 Plan authorizes grants of stock options, stock appreciation rights, restricted stock awards and similar rights to purchase or acquire shares. The 2006 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of the Company common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of stock option may not be less than the fair market value of a share of the Company common stock on the date of grant. The maximum term of a stock option is ten years from the date of grant. Stock options granted under the 2006 Plan may be nonqualified stock options or incentive stock options under the Internal Revenue Code.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value per share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price may not be lower than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

A restricted stock award is a grant of a certain number of shares of common stock subject to the lapse of certain restrictions (such as continued service) determined by the Administrator. Participants are entitled to receive dividends and other distributions declared and paid on the shares and may also vote any unvested shares subject to their restricted stock awards.

The other types of awards that may be granted under the 2006 Plan include, without limitation, stock bonuses, performance shares, performance units, phantom stock, dividend equivalents or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the common stock, upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, subject to the terms of the 2006 Plan and any applicable requirements under the Internal Revenue Code.

Payments and Deferrals. Payment of awards may be made in the form of cash, common stock or combinations thereof as determined by the Administrator. The Administrator may provide for the deferred payment of awards and may determine other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Effect of Termination of Service on Awards. Generally, the Administrator will establish, in the applicable award agreement, the effect of a termination of employment or service on outstanding awards under the 2006 Plan. The Administrator may make appropriate distinctions based upon the cause of termination and the type of award.

Acceleration of Awards. Generally, and subject to limited exceptions set forth in the 2006 Plan, if any person acquires more than 25% of the outstanding common stock or combined voting power of the Company, if certain changes in a three-fourths majority of the board occur over a consecutive period of two years, if stockholders prior to a transaction do not continue to own more than 50% of the voting shares of the Company (or its successor or parent) following a reorganization, merger or similar corporate transaction involving the Company, or if the Company sells all or substantially all of its assets to a third party, then outstanding awards under the 2006 Plan will accelerate and become fully vested or payable, as applicable. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2006 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event not specifically described above.

Transfer Restrictions. Subject to certain exceptions, recipients may not transfer awards under the 2006 Plan other than by will or the laws of descent and distribution. Generally, only the recipient may exercise an award during the recipient’s lifetime. Any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient’s beneficiary or legal representative.

Adjustments. As is customary in equity compensation plans of this nature, any applicable share limits, the number and types of shares available under the 2006 Plan and any outstanding awards, as well as the exercise or purchase prices of awards and performance standards applicable to certain types of awards, are subject to proportional adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends or similar events that change the number or types of shares outstanding, and in the case of extraordinary dividends or distributions of property to the stockholders.

Amendment or Termination of the 2006 Equity Compensation Plan. The Board may generally amend or terminate the 2006 Plan at any time and in any manner, except that the Board may not amend the 2006 Plan or awards to reprice stock options. Stockholder approval of an amendment will be required only to the extent then required by applicable law or the listing standards of any national securities exchange or national securities market where the shares of the Company are listed or as required under Section 162 of the Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2006 Plan. Adjustments as a result of stock splits or similar events will not, however, require stockholder approval. Unless terminated earlier by the Board, the authority to grant new awards under the 2006 Plan will terminate on November 16, 2016. Outstanding awards, as well as the Administrator’s authority with respect to such awards, will generally continue following the expiration or termination of the 2006 Plan. Generally, the consent of the award recipient is required if any plan amendment materially and adversely affects the recipient. With respect to any award of an incentive stock option, the Administrator may make an adjustment that causes the option to cease to qualify as an incentive stock option without the consent of the affected participant.

Federal Income Tax Treatment of Awards Under the 2006 Equity Compensation Plan

The federal income tax consequences of the 2006 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2006 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state or local tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct, and the optionee recognizes taxable income in an amount equal to, the difference between the option exercise price and the fair market value of the shares at the time of exercise. Stock appreciation rights are generally taxed and deductible in substantially the same manner as nonqualified stock options.

With respect to incentive stock options, there typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for at least two years after the date the option was granted or for one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Generally, the recipient of a restricted stock award recognizes ordinary income, and the Company is entitled to a corresponding deduction, equal to the fair market value of the stock at the time any transfer or forfeiture restrictions applicable to the restricted stock award lapse. A restricted stock award recipient who makes an election under Section 83(b) of the Internal Revenue Code, however, recognizes ordinary income equal to the fair market value of the stock at the time of grant, and the Company is entitled to a corresponding deduction at that time. If the recipient makes a Section 83(b) election, there are no further federal income tax consequences to either the recipient or the Company at the time any applicable transfer or forfeiture restrictions lapse.

With respect to the other awards authorized under the 2006 Plan, cash and stock-based performance awards, bonuses, dividend equivalents and other types of awards are generally subject to tax at the time of payment. In each of these cases, the Company receives a corresponding deduction at the time the participant recognizes ordinary income.

Specific Benefits Under the 2006 Equity Compensation Plan

The Company has not approved any awards under the 2006 Plan that are conditioned upon stockholder approval of the 2006 Plan and is not currently considering any specific award grants under the 2006 Plan.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31 20056, for all compensation plans, including individual compensation arrangements under which equity securities of the company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options. warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
•Equity compensation plans approved by security holders	4,427,000	$1.72	1,416,653
•Equity compensation plans not approved by security holders	—	—	—

Total	4,427,000	$1.72	1,416,653

The Board of Directors recommends that you vote “FOR” the approval of the Andrea Electronics Corporation 2006 Equity Compensation Plan.

Proposal 3 -

Ratification of Appointment of Independent Auditors

The Audit Committee of the Board of Directors has appointed Marcum & Kliegman LLP to be the Company’s independent auditors for the fiscal year ending December 31, 2006, subject to the ratification by stockholders. A representative of Marcum & Kliegman LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted “FOR” ratification of the appointment of Marcum & Kliegman LLP as the independent auditors of the Company.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Marcum & Kliegman LLP as the independent auditors of the Company.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ending December 31, 2005 and 2004 by Marcum & Kliegman LLP:

Marcum & Kliegman LLP	2005	2004
Audit Fees	$117,500	$126,000
Audit-related fees (1)	$—	$4,950
Tax fees	$—	$—
All other fees	$—	$—

(1)	Includes fees for consulting and assistance with securities filings.

Pre-Approval of Services by the Independent Auditor

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s independent auditor. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor.

During the year ended December 31, 2005, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principals. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the auditors’ independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to shareholder ratification, the selection of the Company’s independent auditors for the fiscal year ended December 31, 2006.

The Audit Committee of the Board of Directors of Andrea Electronics Corporation

Joseph J. Migliozzi (chairman)
Gary A. Jones
Jonathan D. Spaet
Louis Libin

Nomination and Governance Committee Procedures

General

It is the policy of the Nomination and Governance Committee of the Board of Directors of Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nomination and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nomination and Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nomination and Governance Committee’s resources, the Nomination and Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Nomination and Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nomination and Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nomination and Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Minimum Qualifications

The Nomination and Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First a candidate must meet any eligibility requirements set forth in the Company’s bylaws. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Nomination and Governance Committee will consider the following criteria in selecting nominees: business experience; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Nomination and Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nomination and Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Nominees

The process that the Nomination and Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Nomination and Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors. The Nomination and Governance Committee also will consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Nomination and Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Nomination and Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nomination and Governance Committee will conduct a check of the individual’s background and interview the candidate.

Submission of Business Proposals and

Shareholder Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than June 20, 2007. If next years annual meeting is held on a date more than 30 calendar days from November 16, 2007, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s By-laws provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must give written notice of such nominations and/or proposals to the Secretary not less than 90 days prior to the date of the annual meeting. A copy of the By-laws may be obtained from the Company.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Corisa L. Guiffre; Chief Financial Officer, Andrea Electronics Corporation at 65 Orville Drive, Bohemia, NY 11716. Communications regarding financial or accounting policies should be sent to the attention of the Chairman of the Audit Committee. All other communications should be sent to the attention of the Chairman of the Nomination and Governance Committee.

Miscellaneous

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors and the cost of this solicitation is being paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph using the services of directors, officers and regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Company’s stock.

A copy of the Company’s Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission has been mailed to persons who were shareholders as of the close of business on October 4, 2006. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

By Order of the Board of Directors

/s/ Douglas J. Andrea
Douglas J. Andrea
Chairman of the Board and Corporate Secretary

Bohemia, New York

October 18, 2006

You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the annual meeting, you are requested to sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

Appendix A

ANDREA ELECTRONICS CORPORATION

2006 EQUITY COMPENSATION PLAN

1. Purpose Of Plan.

The purposes of this 2006 Equity Compensation Plan are to provide incentives and rewards to those employees and directors largely responsible for the success and growth of Andrea Electronics Corporation and its subsidiary corporations, and to assist all such corporations in attracting and retaining directors, executives and other key employees with experience and ability.

2. Definitions.

“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Corporation, as such terms are defined in Sections 424(e) and 424(f) of the Code.

“Award” means one or more of the following: shares of Common Stock, Restricted Stock Awards, Options, Stock Appreciation Rights, performance shares, performance units and any other rights which may be granted to a Participant under the Plan.

“Board of Directors” means the board of directors of the Corporation.

“Change in Control” means any one of the following events occurs:

(i) Merger: The Corporation merges into or consolidates with another corporation, or merges another corporation into the Corporation and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Corporation immediately before the merger or consolidation;

(ii) Acquisition of Significant Share Ownership: A report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner(s) of 25% or more of a class of the Corporation’s voting securities, but this clause (b) shall not apply to beneficial ownership of Corporation voting shares held in a fiduciary capacity by an entity of which the Corporation directly or indirectly beneficially owns fifty percent (50%) or more of its outstanding voting securities;

(iii) Change in Composition of the Board of Directors: During any period of two consecutive years, individuals who constitute the Corporation’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Corporation’s Board of Directors; provided, however, that for purposes of this clause (iii) each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the period shall be deemed to have been a director at the beginning of the two-year period; or

(iv) Sale of Assets: The Corporation sells to a third party all or substantially all of its assets.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board of Directors.

“Common Stock” means the common stock of the Corporation, par value $0.01 per share.

“Consultant” means any person, including an advisor, engaged by the Corporation or a parent or subsidiary of the Corporation to render services and who is compensated for such services.

“Corporation” means Andrea Electronics Corporation and any entity which succeeds to the business of Andrea Electronics Corporation.

“Disability” means a permanent and total disability as defined by Section 72(m)(7) of the Code.

“Employee” means any person employed by the Corporation or an Affiliate. Directors who are also employed by the Corporation or an Affiliate shall be considered Employees under the Plan.

“Exchange” any national securities exchange on which the Common Stock may from time to time be listed or traded.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which an individual may purchase a share of Common Stock pursuant to an Option.

“Fair Market Value” on any date, means (i) if the Common Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on an Exchange, Fair Market Value shall mean a price determined by the Committee in good faith on the basis of objective criteria.

“Incentive Stock Option” means an Option granted to an Employee under the Plan that is intended to meet the requirements of Section 422 of the Code.

“Non-Statutory Stock Option” means an Option that is not intended to be and is not identified as, an Incentive Stock Option, or an Option granted under the Plan that is intended to be and is identified as, an Incentive Stock Option, but that does not satisfy the requirements of Section 422 of the Code.

“Option” or “Stock Option” means an Incentive Stock Option or a Non-Statutory Stock Option, as applicable.

“Outside Director” means a member of the Board(s) of Directors of the Corporation or an Affiliate who is not also an Employee of the Corporation or an Affiliate.

“Participant” means an Employee or Outside Director who is granted an Award pursuant to the terms of the Plan.

“Plan” means this Andrea Electronics Corporation 2006 Equity Compensation Plan.

“Restricted Stock Award” means restricted stock granted to an individual pursuant to Section 6 of the Plan.

“Stock Appreciation Right” means a right to payment provided in accordance with Section 6 of the Plan.

3. Administration.

(a) The Committee shall administer the Plan. The Board of Directors or the Committee may delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation who will receive Awards and (b) to determine the number of Awards to be received by them, pursuant to a resolution that specifies the total number of rights or options that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such options or rights.

(b) Subject to paragraph (a) of this Section 3, the Committee shall:

(i)	select the individuals who are to receive grants of Awards under the Plan;

(ii)	determine the type, number, vesting requirements and other features and conditions of such Awards made under the Plan;

(iii)	interpret the Plan and Award Agreements (as defined below); and

(iv)	make all other decisions related to the operation of the Plan.

(c) Each Award granted under the Plan shall be evidenced by a written agreement (i.e., an Award Agreement). Each Award Agreement shall constitute a binding contract between the Corporation or an Affiliate and the Participant, and every Participant, upon acceptance of an Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be set in accordance with the Plan, but each Award Agreement may also include any additional provisions and restrictions determined by the Committee. In particular, and at a minimum, the Committee shall set forth in each Award Agreement:

(i)	the type of Award granted;

(ii)	the Exercise Price of any Option;

(iii)	the number of shares or rights subject to the Award;

(iv)	the expiration date of the Award;

(v)	the manner, time and rate (cumulative or otherwise) of exercise or vesting of the Award; and

(vi)	the restrictions, if any, placed on the Award, or upon shares which may be issued upon the exercise or vesting of the Award.

The Chairman of the Committee, the Chief Executive Officer of the Corporation or any other designated officer is hereby authorized to execute Award Agreements on behalf of the Corporation or an Affiliate and to cause them to be delivered to the Participants granted Awards under the Plan.

4. Eligibility.

Subject to the terms of the Plan, directors, key salaried officers, Employees and Consultants of the Corporation or of any Affiliate, as the Committee shall determine from time to time shall be eligible to participate in the Plan.

5. Shares Of Common Stock Subject To The Plan; Share Limits.

5.1 Shares Available. Subject to the provisions of Section 7, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares.

5.2 Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under this Plan (the “Share Limit”) is equal to the sum of (a) 10,000,000 shares.

5.3 Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the Award shall be counted against the Share Limits of this Plan. Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent Awards under this Plan.

5.4 Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan (exclusive of any dividend equivalent obligations, to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Committee may pay cash in lieu of any fractional shares in settlements of Awards under this Plan.

6. Awards

6.1 The Committee shall determine the type or types of Award(s) to be made to each selected eligible individual. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation. The types of Awards that may be granted under this Plan are:

(a) Stock Options.

The Committee may, subject to the limitations of this Plan and the availability of shares of Common Stock reserved but not previously awarded under the Plan, grant Stock Options to Employees and Outside Directors, subject to terms and conditions as it may determine, to the extent that such terms and conditions are consistent with the following provisions:

(i) Exercise Price. The Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

(ii) Terms of Options. In no event may an individual exercise an Option, in whole or in part, more than ten (10) years from the date of grant.

(iii) Non-Transferability. Unless otherwise determined by the Committee, an individual may not transfer, assign, hypothecate, or dispose of an Option in any manner, other than by will or the laws of intestate succession. The Committee may, however, in its sole discretion, permit the transfer or assignment of a Non-Statutory Stock Option, if it determines that the transfer or assignment is for valid estate planning purposes and is permitted under the Code and Rule 16b-3 of the Exchange Act. For purposes of this Section 6.1(a), a transfer for valid estate planning purposes includes, but is not limited to, transfers:

(1) to a revocable inter vivos trust, as to which an individual is both settlor and trustee;

(2) for no consideration to: (a) any member of the individual’s Immediate Family; (b) a trust solely for the benefit of members of the individual’s Immediate Family; (c) any partnership whose only partners are members of the individual’s Immediate Family; or (d) any limited liability corporation or other corporate entity whose only members or equity owners are members of the individual’s Immediate Family.

For purposes of this Section, “Immediate Family” includes, but is not necessarily limited to, a Participant’s parents, grandparents, spouse, children, grandchildren, siblings (including half brothers and sisters), and individuals who are family members by adoption. Nothing contained in this Section shall be construed to require the Committee to give its approval to any transfer or assignment of a Non-Statutory Stock Option or portion thereof, and approval to transfer or assign a Non-Statutory Stock Option or portion thereof does not mean that such approval will be given with respect to any other Non-Statutory Stock Option or portion thereof. The transferee or assignee of any Non-Statutory Stock Option shall be subject to all of the terms and conditions applicable to the Non-Statutory Stock Option immediately prior to the transfer or assignment and shall be subject to any other conditions prescribed by the Committee with respect to such Option.

(iv) Special Rules for Incentive Stock Options. Notwithstanding the foregoing provisions, the following rules shall further apply to grants of Incentive Stock Options, which may only be granted to Employees:

(1)	If an Employee owns or is treated as owning, for purposes of Section 422 of the Code, Common Stock representing more than ten percent (10%) of the total combined voting securities of the Corporation at the time the Committee grants the Incentive Stock Option (a “10% Owner”), the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant.

(2)	An Incentive Stock Option granted to a 10% Owner shall not be exercisable more than five (5) years from the date of grant.

(3)	To the extent the aggregate Fair Market Value of share of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year, under the Plan or any other stock option plan of the Corporation, exceeds $100,000, or such higher value as may be permitted under Section 422 of the Code, Incentive Stock Options in excess of the $100,000 limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the date of grant for each Incentive Stock Option.

(4)	Each Award Agreement for an Incentive Stock Option shall require the Employee to notify the Committee within ten (10) days of any disposition of shares of Common Stock under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions).

(b) Stock Appreciation Rights. The Committee may grant a Stock Appreciation Right or “SAR” under this Plan. A SAR shall provide a Participant with the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable Award Agreement, provided, however, that, in the case of a SAR granted retroactively, in tandem with or as a substitution for another Award, the base price may be no lower than the Fair Market Value of a share of Common Stock on the date such other Award was granted. The maximum term of a SAR shall be ten (10) years.

(c) Restricted Stock Awards.

The Committee may make grants of Restricted Stock Awards, which shall consist of the grant of some number of shares of Common Stock to an individual upon such terms and conditions as it may determine, to the extent such terms and conditions are consistent with the following provisions:

(i) Grants of Stock. Restricted Stock Awards may only be granted in whole shares of Common Stock.

(ii) Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

(1) The recipient of a Restricted Stock Award grant shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the grant until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.

(2) Unless otherwise determined by the Committee and except in the event of the Participant’s death or pursuant to a domestic relations order, a Restricted Stock Award grant is not transferable and may be earned only by the individual to whom it is granted during his or her lifetime. Upon the death of a Participant, a Restricted Stock Award grant is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

(3) If the recipient of a Restricted Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to the grant may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six (6) months following the date of grant.

(iii) Issuance of Certificates. Reasonably promptly after the date of grant of shares of Common Stock pursuant to a Restricted Stock Award, the Corporation shall cause to be issued a stock certificate evidencing such shares, registered in the name of the Participant to whom the Restricted Stock Award was granted; provided, however, that the Corporation may not cause a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Andrea Electronics Corporation 2006 Equity Compensation Plan entered into between the registered owner of such shares and Andrea Electronics Corporation or its Affiliates. A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of Andrea Electronics Corporation.

This legend shall not be removed until the individual becomes vested in such shares pursuant to the terms of the Plan and Award Agreement. Each certificate issued pursuant to this Section 6.1(c) shall be held by the Corporation or its Affiliates, unless the Committee determines otherwise.

(iv) Treatment of Dividends. Participants are entitled to all dividends and other distributions declared and paid on Common Stock with respect to all shares of Common Stock subject to a Restricted Stock Award, from and after the date such shares are awarded or from and after such later date as may be specified by the Committee in the Award Agreement, and the Participant shall not be required to return any such dividends or other distributions to the Corporation in the event of forfeiture of the Restricted Stock Award.

(v) Voting of Restricted Stock Awards. Participants who are granted Restricted Stock Awards may vote all unvested shares of Common Stock subject to their Restricted Stock Awards.

(d) Other Awards. The other types of Awards that may be granted under this Plan include: (a) stock bonuses, performance shares, performance units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 162(m) of the Code.

6.2 Payments and Deferrals. Payment of Awards may be made in the form of cash, Common Stock, or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee may also require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

6.3 Consideration for Awards. The purchase price or Exercise Price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Committee, including, without limitation, one or a combination of the following methods:

(a) cash, check payable to the order of the Corporation, or electronic funds transfer;

(b) notice and third party payment in such manner as may be authorized by the Committee;

(c) the delivery of previously owned shares of Common Stock;

(d) reduction in the number of shares otherwise deliverable pursuant to the Award; or

(e) subject to such procedures as the Committee may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of Awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Committee allows a Participant to exercise an Award by delivering shares of Common Stock previously owned by such Participant and unless otherwise expressly provided by the Committee, any shares delivered which were initially acquired by the Participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the Exercise Price of an option shall be valued at their Fair Market Value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the Exercise Price or purchase price therefor and any related withholding obligations under Section 9.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Committee may at any time eliminate or limit a Participant’s ability to pay the purchase or Exercise Price of any Award or shares by any method other than cash payment to the Corporation.

7. Effect of Termination of Service on Awards.

7.1 General. The Committee shall establish, in the applicable Award Agreement, the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award.

7.2 Events Not Deemed Terminations of Service. Unless Corporation policy or the Committee otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or the Committee; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Employee on an approved leave of absence, continued vesting of the Award while on leave may be suspended until the Employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

7.3 Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be an Affiliate of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each individual who does not continue as an Employee or Outside Director with another entity within the Corporation after giving effect to the Affiliate’s change in status.

8. Adjustments; Acceleration Upon a Change in Control.

8.1 Adjustments. Upon, or in contemplation of, any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction affecting the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Committee shall, in such manner, to such extent (if any) and at such times as it deems appropriate and equitable in the circumstances:

(a) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific Share Limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (3) the grant, purchase, or Exercise Price (which term includes the base price of any SAR or similar right) of any or all outstanding Awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards, or (5) the performance standards applicable to any outstanding Awards, or

(b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Common Stock.

8.2 The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, SARs or similar rights, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the Exercise Price or base price of the Award. With respect to any Award of an Incentive Stock Option, the Committee may make an adjustment that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant.

8.3 Upon any of the events set forth in Section 8.1, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the Awards in the same manner as is or will be available to stockholders of the Corporation generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 8.1(a) above shall nevertheless be made.

8.4 Automatic Acceleration of Awards. Upon a Change in Control of the Corporation, then each then outstanding Option and SAR shall become fully vested, all Restricted Stock Awards then outstanding shall fully vest free of restrictions, and each other Award granted under this Plan that is then outstanding shall become payable to the holder of such Award. Without limiting the foregoing, the Board of Directors may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an Award if an event giving rise to an acceleration does not occur.

9. Miscellaneous Provisions

9.1 Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation, provide such assurances and representations to the Corporation as or may be deemed necessary or desirable to assure compliance with all applicable legal and accounting requirements.

9.2 Employment Status. No person shall have any claim or rights to an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

9.3 No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Award Agreement) shall confer upon any Participant any right to continue in the employ or other service of the Corporation, constitute any contract or agreement of employment or other service or affect an Employee’s status as an employee-at-will, nor shall interfere in any way with the right of the Corporation to change a Participant’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 9.3, however, is intended to adversely affect any express independent right of such Participant under a separate employment or service contract other than an Award Agreement.

9.4 Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly provided otherwise) of the Corporation by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

9.5 Tax Withholding. Upon any exercise, vesting, or payment of any Award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation shall have the right, at its option, to:

(a) require the Participant (or the Participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation may be required to withhold with respect to such Award or payment; or

(b) deduct from any amount otherwise payable in cash to the Participant (or the Participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may, in its sole discretion (subject to Section 9.1) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price, in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

9.6 Effective Date, Termination and Suspension, Amendments.

(a) This Plan shall be effective as of November 16, 2006, the date of its approval by the stockholders of the Corporation. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the effective date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Committee with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

(b) Board Authorization. Subject to applicable laws and regulations, the Board of Directors may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part; provided, however, that no amendment may have the effect of repricing Options. No Awards may be granted during any period that the Board of Directors suspends this Plan.

(c) Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

(d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change affecting any outstanding Award shall, without the written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 8 shall not be deemed to constitute changes or amendments for purposes of this Section 9.6.

9.7 Governing Law; Construction; Severability.

(a) This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c) Plan Construction. Rule 16b-3. It is the intent of the Corporation that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of awards or events under Awards if an Award or event does not so qualify.

9.8 Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

9.9 Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board of Directors or the Committee to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

REVOCABLE PROXY

ANDREA ELECTRONICS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

November 16, 2006

2:00 p.m. Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Shareholder(s) of ANDREA ELECTRONICS CORPORATION, a New York corporation (“Company”), hereby appoints Douglas J. Andrea and Corisa L. Guiffre, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on Thursday, November 16, 2006 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted “FOR” all of the following proposals.

1.	To elect the following Directors: Douglas J. Andrea; Gary A. Jones; Louis Libin; Joseph J. Migliozzi and Jonathan D. Spaet.

FOR ( )	WITHHELD ( )

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name above)

2.	To approve the Andrea Electronics Corporation 2006 Equity Compensation Plan.

FOR ( )	AGAINST ( )	ABSTAIN ( )

3.	To ratify the selection of Marcum & Kliegman LLP as the Company’s independent accountants for the year ending December 31, 2006.

FOR ( )	AGAINST ( )	ABSTAIN ( )

( ) I plan on attending the Annual Meeting.

Date                         , 2006

Signature

Signature if held jointly

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.